Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Plains GP Holdings, L.P.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A shares representing limited partnership interests	Rule 457(o)	(1)(2)	(2)	$938,900,000	0.00011020	$103,466.78(3)
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	Equity	Class A shares representing limited partnership interests	Rule 415(a)(6)			$1,000,000,000(4)			S-3	333-214694	12/20/2016	$115,900(4)
	Total Offering Amounts					$938,900,000		$103,466.78(3)
	Total Fees Previously Paid							—
	Total Fee Offsets							$103,466.78(4)
	Net Fee Due							$0(4)

(1)	This registration statement registers such indeterminate number of Class A shares representing limited partnership interests (“Class A shares”) in Plains GP Holdings, L.P. (“Plains GP”) as shall have a maximum aggregate offering price not to exceed $938,900,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Class A shares being registered hereunder include such indeterminate number of Class A shares as may be issuable with respect to the Class A shares being registered hereunder as a result of splits, dividends or similar transactions.

(2)	The proposed maximum aggregate offering price per Class A shares will be determined from time to time by the registrant in connection with the issuance by the registrant of the Class A shares registered hereunder and is not specified as to the Class A shares pursuant to Instruction 2.A.ii.b of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3 under the Securities Act, or the Securities Act.

(3)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

(4)	Pursuant to Rule 457(p) under the Securities Act, this registration statement includes unsold Class A shares with a maximum aggregate offering price of $938,900,000 that were previously registered under a Registration Statement on Form S-3 with the U.S. Securities and Exchange Commission (the “SEC”) on December 8, 2016 (File No. 333-214964) (“Registration Statement I”) and declared effective on December 20, 2016, which was subsequently updated and replaced by that certain Registration Statement on Form S-3, filed with the SEC on December 13, 2019 (File No. 333-235482) (“Registration Statement II” and, together with the Registration Statement I, the “Prior Registration Statements”) and declared effective on December 23, 2019, registering the unsold Class A shares with a maximum aggregate offering price of $938,900,000. A filing fee of $115,900.00 with respect to Class A shares with a maximum aggregate offering price of $1,000,000,000 was paid in connection with the filing of Registration Statement I, which will continue to be applied to the unsold Class A shares included on this registration statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to the Class A shares with a maximum aggregate offering price of $938,900,000 being registered hereby in the amount of $103,466.78 is offset by $103,466.78 in registration fees previously paid by Plains GP with respect to the Class A shares that were registered but not issued pursuant to the Prior Registration Statements. Accordingly, no registration fees are being paid at this time. Concurrently with the filing of this registration statement, any offering of unsold securities pursuant to Registration Statement II is hereby terminated. Pursuant to Rule 457(p) under the Securities Act, the remaining unused fees from Registration Statement II ($12,433.22) will be applied to the fees payable pursuant to this registration statement under the applicable prospectus supplement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Plain GP Holdings, L.P.	S-3	333-214964	12/8/2016		$103,466.78	Equity	Class A shares representing limited partnership interests	N/A	$938,900,000
Fee Offset Sources	X	X	X		12/8/2016						103,466.78(1)

(1)	See Note (4) under Table 1 above.